UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2022

Histogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36003	20-3183915
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10655 Sorrento Valley Road, Suite 200, San Diego CA		92121
(Address of principal executive offices)		(Zip Code)

(858) 526-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	HSTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 18, 2022, Histogen Inc. (the “Company”), entered into a letter agreement (the “Letter Agreement”) with Allegan Sales, LLC (“Allergan”).  The Letter Agreement sets forth certain understandings and agreements between the Company and Allergan with respect to the Amended and Restated License Agreement, entered into as of December 16, 2013, as amended by the July 2017, October 2017, January 2019, and January 2020 Amendments (collectively the “License Agreement”).

Pursuant to the Letter Agreement, Allergan shall make a one-time payment equal to three million seven hundred fifty thousand dollars ($3,750,000), less any applicable withholding taxes (the “Final Payment”) to the Company on or before March 31, 2022.  In exchange, among other things, the Company agrees that the Final Payment represents a full and final satisfaction of all money due to the Company pursuant to the License Agreement.

The Letter Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The foregoing summary of the terms of the Amendment are subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibits
10.1	Letter Agreement by and between Histogen, Inc. and Allergan Sales, LLC, dated March 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Histogen Inc.

Date: March 22, 2022	By:	/s/ Steven J. Mento, Ph.D.
Name: Steven J. Mento, Ph.D.
Title: Executive Chairman, Interim President and Chief Executive Officer

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